EXHIBIT 5.1

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Telephone:  (612) 492-7000 / Facsimile:  (612) 492-7077

August 31, 2011

Appliance Recycling Centers of America, Inc.

7400 Excelsior Boulevard

Minneapolis, MN 55426-4517

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as corporate counsel to Appliance Recycling Centers of America, Inc., a Minnesota corporation (the “Company”), in connection with the registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of 700,000 shares of Common Stock (the “Shares”) issuable pursuant to the Company’s 2011 Stock Compensation Plan (the “2011 Plan”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company: (i) the Company’s Certificate of Incorporation; (ii) the Company’s Bylaws, as amended; (iii) certain corporate resolutions certified by the Secretary of the Company as having been adopted by the Board of Directors and stockholders of the Company pertaining to the approval of the Prior Plans and the 2011 Plan; (iv) the 2011 Plan; and (v) the Registration Statement.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that, upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By:	/s/ Eric O. Madson
Eric O. Madson, Esq.
Its:	Vice President